Exhibit 10.2

GUARANTEE AND COLLATERAL AGREEMENT

Dated as of September 15, 2015,

made by

MONOTYPE IMAGING INC.,

MONOTYPE IMAGING HOLDINGS INC.

and the other Grantors referred to herein,

in favor of

SILICON VALLEY BANK,

as Administrative Agent

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices, etc.
Schedule 5	Equipment and Inventory Locations
Schedule 6	Intellectual Property
Schedule 7	Letter of Credit Rights
Schedule 8	Commercial Tort Claims

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Pledge Supplement

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GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of September 15, 2015, is made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”), in favor of SILICON VALLEY BANK, as administrative agent (together with its successors, in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (each a “Lender” and, collectively, the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of the date hereof (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among Monotype Imaging Inc., a Delaware corporation (“Borrower”), Monotype Imaging Holdings Inc., a Delaware corporation (“Holdings”), the Lenders party thereto and the Administrative Agent.

INTRODUCTORY STATEMENTS

WHEREAS, Holdings and the Borrower are members of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective business;

WHEREAS, certain of the Qualified Counterparties may enter into Specified Swap Agreements with the Borrower;

WHEREAS, Holdings, the Borrower and the other Grantors are engaged in related businesses, and each Grantor derives substantial direct and indirect benefit from the extensions of credit under the Credit Agreement and from the Specified Swap Agreements; and

WHEREAS, it is a condition precedent to the Closing Date that the Grantors shall have executed and executed and delivered this Agreement in favor of the Administrative Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1.    Defined Terms.

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the respective meanings given to such terms in the Credit Agreement, and the following terms are used herein as defined in the UCC: Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Commodity Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Letter-of-Credit Rights, Money, Securities Account and Supporting Obligation.

(b) The following terms shall have the following meanings:

“Agreement”: as defined in the preamble hereto.

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“Books”: all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for any Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (a) ledgers; (b) records indicating, summarizing, or evidencing such Grantor’s assets (including Inventory and Rights to Payment), business operations or financial condition; (c) computer programs and software; (d) computer discs, tapes, files, manuals, spreadsheets; (e) computer printouts and output of whatever kind; (f) any other computer prepared or electronically stored, collected or reported information of any kind; and (g) any and all other rights now or hereafter arising out of any contract or agreement between such Grantor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of such Grantor’s books or records or with credit reporting, including with regard to any of such Grantor’s Accounts.

“Borrower”: as defined in the preamble hereto.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyright License”: any written agreement which (a) names a Grantor as licensor or licensee (including those listed on Schedule 6), or (b) grants any right under any Copyright to a Grantor, including any rights to manufacture, distribute, exploit and sell materials derived from any Copyright (other than with respect to commercial off-the-shelf software).

“Copyrights”: (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, together with the underlying works of authorship (including titles), whether registered or unregistered and whether published or unpublished (including those listed on Schedule 6), all computer programs, computer databases, computer program flow diagrams, source codes, object codes and all tangible property embodying or incorporating any copyrights, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the USCRO, and (b) the right to obtain any renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Obligations”: as defined in the Credit Agreement.

“Domestic Foreign Holding Subsidiary”: any Subsidiary that (a) is incorporated or organized under the laws of the United States or of any State thereof (including the District of Columbia) solely for the purpose of owning the Capital Stock or other ownership interests of one or more Foreign Subsidiaries, (b) has no substantial assets other than the Capital Stock or other ownership interests of such Foreign Subsidiaries, and (c) has no direct or indirect Subsidiaries other than Foreign Subsidiaries.

“Excluded Accounts”: collectively, (a) payroll accounts, escrow accounts, fiduciary accounts, trust accounts and other accounts held exclusively for the benefit of an unaffiliated third party, including tax escrow accounts, and employee benefits accounts maintained in the ordinary course of business, (b) any other Deposit Account, Securities Account or Commodities Account of any Grantor that is not otherwise described in clause (a) of this definition which, individually or collectively with any other Deposit Account, Securities Account or Commodities Account included in this clause (b), has an balance at any time of not greater than $1,000,000 in the aggregate.

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“Excluded Assets”: collectively,

(a) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation not prohibited by the terms of the Credit Agreement if the contract or other agreement pursuant to which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment and proceeds of such Equipment;

(b) any Collateral with respect to which the Administrative Agent has determined, in consultation with the Borrower, that the costs of obtaining a security interest in such Collateral are excessive in relation to the benefits provided to the Secured Parties by such security interest;

(c) any leasehold interests of any Grantor;

(d) margin stock (within the meaning of Regulation U issued by the Board) to the extent the creation of a security interest therein in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) will result in a violation of Regulation U issued by the Board;

(e) any Excluded Account;

(f) motor vehicles and other equipment covered by certificates of title; and

(g) any asset of, or capital stock of, any direct or indirect Foreign Subsidiary or a Domestic Foreign Holding Subsidiary, other than Capital Stock representing up to 65% of the total outstanding voting Capital Stock of any First-Tier Foreign Subsidiary, provided, that immediately upon the amendment of the Code to allow for the pledge of a greater percentage of voting Capital Stock in such Subsidiary without the possibility of any adverse tax consequences, such pledge shall include such greater percentage of capital Stock of such Subsidiary from that time forward); provided, however, that the Grantors agree and acknowledge that the pledge of 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of the German Subsidiary and the UK Subsidiary shall be governed by the German Security Documents and the UK Security Documents, respectively;

and provided, further, that any Proceeds, substitutions or replacements of any Excluded Assets shall not be Excluded Assets (unless such Proceeds, substitutions or replacements are otherwise, in and of themselves, Excluded Assets).

“Grantor”: as defined in the preamble hereto.

“Guarantor”: as defined in Section 2.1(a).

“Intellectual Property Licenses”: with respect to any Grantor, collectively, Copyright Licenses, Trademark Licenses and Patent Licenses of such Grantor.

“Investment Account”: any of a Securities Account, a Commodity Account or a Deposit Account.

“Investment Property”: the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than any Excluded Assets), and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Collateral.

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“Issuer”: with respect to any Investment Property, the issuer of such Investment Property.

“Minor Release”: any new version or release of a software program that consists of only minor functionality updates, bug fixes, patches or defect corrections, or any “a.0.x” releases.

“Patent License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right under a Patent, including the right to manufacture, use or sell any invention covered in whole or in part by such Patent, including any such agreements referred to on Schedule 6.

“Patents”: (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to on Schedule 6, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to on Schedule 6, and (c) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Collateral”: (a) any and all Pledged Stock; (b) all other Investment Property of any Grantor; (c) all warrants, options or other rights entitling any Grantor to acquire any interest in Capital Stock or other securities of the direct or indirect Subsidiaries of such Grantor or of any other Person; (d) all Instruments; (e) all securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution or upon conversion of, or otherwise on account of, any of the foregoing; (f) all certificates and instruments now or hereafter representing or evidencing any of the foregoing; (g) all rights, interests and claims with respect to the foregoing, including under any and all related agreements, instruments and other documents, and (h) all cash and non-cash proceeds of any of the foregoing, in each case whether presently existing or owned or hereafter arising or acquired and wherever located, and as from time to time received or receivable by, or otherwise paid or distributed to or acquired by, any Grantor.

“Pledged Collateral Agreements”: as defined in Section 5.23.

“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Grantor.

“Pledged Stock”: all of the Capital Stock, whether issued or outstanding, certificated or uncertificated, of any Grantor’s direct Subsidiaries now or hereafter owned by any such Grantor and including the Capital Stock listed on Schedule 2 hereof (as amended or supplemented from time to time); provided that the Pledged Stock shall not include any Excluded Assets.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from any Investment Property constituting Collateral and all collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor”: in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant Lien becomes effective with respect to such Specified Swap Obligation or constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Required Library”: as of any date of determination, the Copyrights owned by any of the Grantors that are based on or derived from each of those software programs or other technology of any of the Grantors (other than custom software programs that are sold for a one-time fee or customized for a single customer) that in the aggregate, and on such date of determination, account for at least (i) 50% of the total amount of the net product, subscription and royalty revenues of the Loan Parties, and (ii) 90% of the total amount of revenues of the “printer imaging business” of the Loan Parties, in each case for the fiscal quarter period immediately preceding such date of determination.

“Rights to Payment”: any and all of any Grantor’s Accounts and any and all of any Grantor’s rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under or with respect to its Chattel Paper, Documents, General Intangibles, Instruments, Investment Property, Letter-of-Credit Rights, Proceeds and Supporting Obligations.

“Secured Obligations”: collectively, the “Obligations”, as such term is defined in the Credit Agreement; provided, however, that “Secured Obligations” shall not include any Excluded Swap Obligation.

“Source Code Escrow Agreement”: a Source Code Escrow Agreement (including the escrow deposit statement of work describing verification services to be performed) executed and delivered by Agent, certain of the Grantors, and an escrow agent reasonably satisfactory to Agent, in form and substance reasonably satisfactory to Agent.

“Source Code Escrow Termination”: as defined in Section 5.8(m).

“Trademark License”: any written agreement which (a) names a Grantor as licensor or licensee and (b) grants to such Grantor any right to use any Trademark, any such agreement referred to on Schedule 6.

“Trademarks”: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, Internet domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the USPTO or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to on Schedule 6, and (b) the right to obtain all renewals thereof.

1.2 Other Definitional Provisions. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 2.     Guarantee.

2.1 Guarantee.

(a) Each Grantor that has executed this Agreement as of the date hereof, together with each Subsidiary of any Grantor who accedes to this Agreement as a Grantor after the date hereof pursuant to Section 6.12 of the Credit Agreement (each a “Guarantor” and, collectively, the “Guarantors”), hereby, jointly and severally, unconditionally and irrevocably, guarantees to the

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Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows (provided that no Foreign Subsidiary and no Domestic Foreign Holding Subsidiary shall be required to be a Guarantor):

(i) each Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Administrative Agent’s or any Secured Party’s exercise or enforcement of any remedy it or they may have against the Borrower, any other Guarantor, any other Person, or all or any portion of the Collateral; and

(ii) the Administrative Agent may enforce this guaranty notwithstanding the existence of any dispute between any of the Secured Parties and the Borrower or any other Guarantor with respect to the existence of any Event of Default.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until the Discharge of Obligations, notwithstanding that from time to time during the term of the Credit Agreement the outstanding amount of the Secured Obligations may be zero.

(e) No payment made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Secured Obligations or any payment received or collected from such Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of such Guarantor hereunder until the Discharge of Obligations.

(f) Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Agreement or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of Title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Agreement for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 2.2, and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Agreement.

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2.2 Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any Collateral or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied in such order as set forth in Section 6.5 hereof irrespective of the occurrence or the continuance of any Event of Default.

2.4 Amendments, etc. with respect to the Secured Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and the Credit Agreement, the other Loan Documents, the Specified Swap Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all of the Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consents. Each Guarantor waives, to the fullest extent permitted by applicable law, any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor further waives, to the fullest extent permitted by applicable law:

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(a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Secured Obligations;

(b) any right to require any Secured Party to marshal assets in favor of the Borrower, such Guarantor, any other Guarantor or any other Person, to proceed against the Borrower, any other Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Secured Obligations or to comply with any other provisions of Section 9-611 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Secured Party whatsoever;

(c) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Secured Obligations;

(d) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person;

(e) any defense based upon the Administrative Agent’s or any Secured Party’s errors or omissions in the administration of the Secured Obligations;

(f) any rights to set-offs and counterclaims;

(g) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Borrower or any other obligor of the Secured Obligations for reimbursement; and

(h) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits (other than defense of payment or performance) that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Secured Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (ii) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Party, (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower and the Guarantors for the Secured Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, (iv) any Insolvency Proceeding with respect to the Borrower, any Guarantor or any other Person, (v) any merger, acquisition, consolidation or change in structure of the Borrower, any Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or Voting Stock of the Borrower, any Guarantor or any other Person, (vi) any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights under this Agreement or the other Loan Documents, including any Secured Party’s right to receive payment of the Secured Obligations, or any assignment or other transfer,

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in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (vi) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to any of the Secured Obligations, and (vii) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Secured Obligations or any other indebtedness, obligations or liabilities of any Guarantor to any Secured Party.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Secured Obligations or any right of offset with respect thereto. Any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from any Guarantor: (a) the principal amount of the Secured Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Secured Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (c) the time for the Borrower’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Administrative Agent may deem proper; (d) in addition to the Collateral, the Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Secured Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (e) any Secured Party may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Secured Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Secured Obligations from any Person or to realize upon the Collateral, and (f) the Secured Parties may request and accept other guaranties of the Secured Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (a) through (f), as the Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured

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Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any such Guarantor or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Funding Office.

2.8 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Secured Obligations under Specified Swap Agreements (provided that, each Qualified ECP Guarantor shall only be liable under this Section 2.8 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.8 or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.8 shall remain in full force and effect until the Discharge of Obligations. Each Qualified ECP Guarantor intends that this Section 2.8 constitute, and this Section 2.8 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

SECTION 3.    GRANT OF SECURITY INTEREST

3.1 Grant of Security Interests. Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims referenced in Schedule 8 (as amended or supplemented from time to time);

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods;

(j) all Instruments;

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(k) all Intellectual Property;

(l) all Inventory;

(m) all Investment Property (including all Pledged Collateral);

(n) all Letter-of-Credit Rights;

(o) all Money;

(p) all Books and records pertaining to the Collateral

(q) all other property not otherwise described above; and

(r) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing; provided, however, that notwithstanding anything to the contrary contained in clauses (a) through (q) above, the security interests created by this Agreement shall not extend to, and the term “Collateral” (including all of the individual items comprising Collateral) shall not include, any Excluded Assets.

Notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirement of Law or a Governmental Authority or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except (i) to the extent that the terms in such contract, license, instrument or other document providing for such prohibition, breach, default or termination, or requiring such consent are not permitted under the terms and conditions of the Credit Agreement or (ii) to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences; and provided, further, that no United States intent-to-use trademark or service mark application shall be included in the Collateral to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under Federal law. After such period, each Grantor acknowledges that such interest in such trademark or service mark application shall be subject to a security interest in favor of the Administrative Agent and shall be included in the Collateral.

3.2 Grantors Remains Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of the rights granted to the Administrative Agent hereunder shall not release any Grantor from any of its duties or obligations under any such contracts, agreements and other documents included in the Collateral, and (c) neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any such contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

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3.3 Perfection and Priority.

(a) Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent (and its counsel and its agents) to file or record at any time and from time to time any financing statements and other filing or recording documents or instruments with respect to the Collateral and each Grantor shall execute and deliver to the Administrative Agent and each Grantor hereby authorizes the Administrative Agent (and its counsel and its agents) to file (with or without the signature of such Grantor) at any time and from time to time, all amendments to financing statements, continuation financing statements, termination statements, security agreements relating to the Intellectual Property, assignments, fixture filings, affidavits, reports notices and all other documents and instruments, in such form and in such offices as the Administrative Agent or the Required Lenders determine reasonably necessary to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Collateral under and to accomplish the purposes of this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired” or any other similar collateral description in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent (and its counsel and its agents) of any financing statement with respect to the Collateral made prior to the date hereof.

(b) Filing of Financing Statements. Each Grantor shall deliver to the Administrative Agent, from time to time, such completed UCC-1 financing statements for filing or recording in the appropriate filing offices as may be reasonably requested by the Administrative Agent.

(c) Transfer of Security Interest Other Than by Delivery. If for any reason Pledged Collateral cannot be delivered to or for the account of the Administrative Agent as provided in Section 5.6(b), each applicable Grantor shall promptly take such other steps as may be necessary or as shall be reasonably requested from time to time by the Administrative Agent to grant a perfected first priority security interest (subject to Liens permitted pursuant to Section 7.3 of the Credit Agreement) in and pledge of the Pledged Collateral to the Administrative Agent for itself and on behalf of and for the ratable benefit of the other Secured Parties pursuant to the UCC. To the extent practicable, each such Grantor shall thereafter deliver the Pledged Collateral to or for the account of the Administrative Agent as provided in Section 5.6(b).

(d) Intellectual Property.

(i) Each Grantor shall, in addition to executing and delivering this Agreement, take such other action as may be necessary, or as the Administrative Agent may reasonably request, to perfect the Administrative Agent’s security interest in the Intellectual Property.

(ii) Upon the delivery of each IP Reporting Certificate following the creation or other acquisition of any Intellectual Property by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registration with the USCRO or the USPTO, as applicable, such Grantor shall modify this Agreement by supplementing Schedule 6 to include any Intellectual Property which becomes part of the Collateral and which was not included on Schedule 6 as of the date hereof and, if requested by the Administrative Agent, execute an Intellectual Property Security Agreement, and take such other action as may be necessary, or as the Administrative Agent or the Required Lenders may reasonably request, to perfect the Administrative Agent’s security interest in such Intellectual Property.

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(e) Control. Each Grantor will use commercially reasonable efforts to cooperate with the Administrative Agent in obtaining control (as defined in the UCC) of Collateral consisting of any Deposit Accounts (other than any Excluded Accounts), Electronic Chattel Paper, Investment Property or Letter-of-Credit Rights, in each case to the extent constituting Collateral, including delivery of control agreements, as the Administrative Agent may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in such Collateral.

(f) Additional Subsidiaries. In the event that any Grantor acquires rights in any Subsidiary (other than (i) a Foreign Subsidiary that is not a First-Tier Foreign Subsidiary, (ii) a Domestic Foreign Holding Subsidiary and (iii) the German Subsidiary and the UK Subsidiary which are governed by the German Security Documents and the UK Security Documents, respectively) after the date hereof, it shall deliver to the Administrative Agent a completed pledge supplement, substantially in the form of Annex 2 (the “Pledge Supplement”), together with all schedules thereto, reflecting the pledge of the Capital Stock of such new Subsidiary (except to the extent such Capital Stock consists of Excluded Assets). Notwithstanding the foregoing, it is understood and agreed that the security interest of the Administrative Agent shall attach to the Pledged Collateral related to such Subsidiary immediately upon any Grantor’s acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a Pledge Supplement.

SECTION 4.    REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

4.1 Title; No Other Liens. Except for the Liens permitted to exist on the Collateral by Section 7.3 of the Credit Agreement, such Grantor owns each item of the Collateral in which a Lien is granted by it free and clear of any and all Liens and other claims of others. No financing statement, fixture filing or other public notice with respect to all or any part of the Collateral is on file or of record or will be filed in any public office, except with respect to Liens permitted under Section 7.3 of the Credit Agreement. For the avoidance of doubt, it is understood and agreed that, to the extent permitted by the Credit Agreement, each Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by such Grantor. The Administrative Agent and each other Secured Party understands that any such licenses may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2 Perfected Liens. The security interests granted to the Administrative Agent pursuant to this Agreement (a) (i) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly (if applicable) executed form) with respect to the type of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Patent Security Agreement, Trademark Security Agreement or Copyright Security Agreement in the United States Patent and Trademark Office or in the United States Copyright Office, as applicable, (ii) upon the possession of the Collateral in which a security interest may be perfected by possession, and (iii) upon the “control” (as defined in the Uniform Commercial Code as in effect in the applicable jurisdiction) over the type of Collateral in which a security interest may be perfected by “control” will constitute valid perfected

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security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against any creditors of any Grantor and any Persons purporting to purchase any Collateral from any Grantor, and (b) are prior to all other Liens on the Collateral except for Liens permitted by the Credit Agreement which have priority over the Liens of the Administrative Agent on the Collateral (for the ratable benefit of the Secured Parties) by operation of law, and in the case of Collateral other than Pledged Collateral, Liens permitted by Section 7.3 of the Credit Agreement which are non-consensual permitted Liens, permitted purchase money Liens, or the interests of lessors under capital leases).

4.3 Jurisdiction of Organization; Chief Executive Office and Locations of Books. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business, as the case may be, are specified on Schedule 4. On the date hereof, all locations where Books pertaining to the Rights to Payment of such Grantor are kept are set forth in Schedule 4.

4.4 Inventory and Equipment. On the date hereof (a) the Inventory and (b) the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6 Pledged Collateral. (a) All of the Pledged Stock held by such Grantor has been duly and validly issued, and is fully paid and non-assessable, subject in the case of Pledged Stock constituting partnership interests or limited liability company membership interests to future assessments required under applicable law and any applicable partnership or operating agreement, (b) such Grantor is or, in the case of any such additional Pledged Collateral will be, the legal and beneficial owner thereof, (c) in the case of Pledged Stock of a Subsidiary of such Grantor or Pledged Collateral of such Grantor constituting Instruments issued by a Subsidiary of such Grantor, there are no restrictions on the transferability of such Pledged Collateral or such additional Pledged Collateral to the Administrative Agent or with respect to the foreclosure, transfer or disposition thereof by the Administrative Agent, except as provided under applicable securities or “Blue Sky” laws, (d) the Pledged Stock pledged by such Grantor constitute all of the issued and outstanding shares of Capital Stock of each Issuer owned by such Grantor (except for Excluded Assets), and such Grantor owns no securities convertible into or exchangeable for any shares of Capital Stock of any such Issuer that do not constitute Pledged Stock hereunder, (e) any and all Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Stock pledged by such Grantor have been disclosed to the Administrative Agent, and (f) as to each such Pledged Collateral Agreement relating to the Pledged Stock pledged by such Grantor, (i) to the best knowledge of such Grantor, such Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof and is in full force and effect in accordance with its terms, (ii) to the best knowledge of such Grantor party thereto, there exists no material violation or material default under any such Pledged Collateral Agreement by such Grantor or the other parties thereto, (iii) such Grantor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any such Pledged Collateral Agreement, and (iv) no Pledged Collateral Agreement will be breached or violated as a result of entering into any stock pledge or share pledge.

4.7 Investment Accounts. Schedule 2 (as it may be updated from time to time by the delivery of a written notice to the Administrative Agent) sets forth under the headings “Securities Accounts” and “Commodity Accounts”, respectively, all of the Securities Accounts and Commodity Accounts in which such Grantor has an interest. Except as disclosed to the Administrative Agent, such Grantor is the sole entitlement holder of each such Securities Account and Commodity Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

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(a) Schedule 2 (as it may be updated from time to time by delivery of a written notice to the Administrative Agent) sets forth under the heading “Deposit Accounts” all of the Deposit Accounts in which such Grantor has an interest and, except as otherwise disclosed to the Administrative Agent, such Grantor is the sole account holder of each such Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent) having either sole dominion and control (within the meaning of common law) or “control” (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

(b) In each case to the extent requested by the Administrative Agent, such Grantor has taken all actions necessary or desirable to: (i) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any Certificated Securities (as defined in Section 9-102 of the UCC); (ii) establish the Administrative Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Accounts constituting Securities Accounts, Commodity Accounts, Securities Entitlements or Uncertificated Securities (each as defined in Section 9-102 of the UCC); (iii) establish the Administrative Agent’s “control” (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (iv) deliver all Instruments (as defined in Section 9-102 of the UCC) to the Administrative Agent to the extent required hereunder; provided that the foregoing shall not require the delivery of a “control agreement” with respect to any with respect to any Excluded Accounts.

4.8 Receivables. No amount payable to such Grantor under or in connection with any Receivable or other Right to Payment is evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account) or Chattel Paper which has not been delivered to the Administrative Agent. None of the account debtors or other obligors in respect of any Receivable in excess of $1,000,000 in the aggregate is the government of the United States or any agency or instrumentality thereof.

4.9 Intellectual Property.

(a) As of the Closing Date: (i) Schedule 6(a) provides a complete and correct list of all registered Copyrights owned by any Grantor, all applications for registration of Copyrights owned by any Grantor, and all other Copyrights owned by any Grantor and material to the conduct of the business of any Grantor; (ii) Schedule 6(b) provides a complete and correct list of all Intellectual Property Licenses entered into by any Grantor pursuant to which (A) any Grantor has provided any license or other rights in Intellectual Property owned or controlled by such Grantor to any other Person other than non-exclusive software licenses granted in the ordinary course of business or (B) any Person has granted to any Grantor any license or other rights in Intellectual Property owned or controlled by such Person that constitutes a part of the Required Library or that is incorporated into any software programs that are part of the Required Library; (iii) Schedule 6(c) provides a complete and correct list of all Patents owned by any Grantor and all applications for Patents owned by any Grantor; and (iv) Schedule 6(d) provides a complete and correct list of all registered Trademarks owned by any Grantor, all applications for registration of Trademarks owned by any Grantor, and all other Trademarks owned by any Grantor and material to the conduct of the business of any Grantor, except to the extent that such registered Trademarks, applications for registration of Trademarks and other Trademarks are listed on Schedule 6(e).

(b) (i) (A) each Grantor owns exclusively (other than the Trademarks listed on Schedule 6(e)) or holds licenses in all Intellectual Property that (1) is necessary to the conduct of its

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business, or (2) constitutes a part of the Required Library, (B) all employees and contractors of each Grantor who were involved in the creation or development of (1) any Intellectual Property for such Grantor that is necessary to the conduct of the business of such Grantor have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality and (2) any Intellectual Property for such Grantor that is a part of the Required Library have signed agreements containing assignment of Intellectual Property rights to such Grantor and obligations of confidentiality, and (C) no past or present employee or contractor of Grantor owns any interest or other right in or to any Intellectual Property Rights that are material to the conduct of any such Grantor’s business;

(c) to each Grantor’s knowledge, no Person has infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights owned by such Grantor, in each case, that either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect;

(d) (A) to each Grantor’s knowledge, (1) such Grantor has never infringed or misappropriated and is not currently infringing or misappropriating any Intellectual Property rights of any Person, and (2) no product manufactured, used, distributed, licensed, or sold by or service provided by such Grantor has ever infringed or misappropriated or is currently infringing or misappropriating any Intellectual Property rights of any Person, in each case, except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, and (B) there are no pending, or to any Grantor’s knowledge, threatened infringement or misappropriation claims or proceedings pending against any Grantor, and no Grantor has received any notice or other communication of any actual or alleged infringement or misappropriation by any Grantor of any Intellectual Property rights of any Person, in each case, except where such infringement or misappropriation either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect;

(e) to each Grantor’s knowledge, (A) all registered Copyrights, registered Trademarks (other than the registered Trademarks listed on Schedule 6(e)), and issued Patents that are owned by such Grantor and necessary to the conduct of its business are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect, and (B) all registered Copyrights of such Grantor that are a part of the Required Library are valid, subsisting and enforceable and in compliance with all legal requirements, filings, and payments and other actions that are required to maintain such Intellectual Property in full force and effect; and

(f) each Grantor has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all trade secrets owned by such Grantor that are necessary to the conduct of the business of such Grantor, and in particular, no portion of the source code for the Required Library has been disclosed or licensed to any Person, other than to customers of the Loan Parties in the ordinary course of business consistent with past practice or to escrow agents pursuant to such Grantor’s standard form of escrow agreement;

(g) none of the Required Library that is licensed or distributed by any Grantor is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License) that would require, or condition the use or distribution of such software, on the disclosure, licensing or distribution of any source code for any portion of the Required Library that is licensed or distributed by any Grantor; and

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(h) no Intellectual Property License of any Grantor that (A) is necessary to the conduct of such Grantor’s business, or (B) relates to any Copyright that constitutes a part of the Required Library requires any consent of any other Person in order for such Grantor to grant the security interest granted hereunder in such Grantor’s right, title or interest in or to such license.

4.10 [Reserved].

4.11 Letter of Credit Rights. Such Grantor does not have any Letter-of-Credit Rights having a potential value in excess of $1,000,000 except as set forth in Schedule 7 or as have been notified to the Administrative Agent in accordance with Section 5.22.

4.12 Commercial Tort Claims. Such Grantor does not have any Commercial Tort Claims having a potential value in excess of $1,000,000 except as set forth in Schedule 8 or as have been notified to the Administrative Agent in accordance with Section 5.21.

SECTION 5.    COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks, drafts or other Instruments that will be promptly deposited in an Investment Account), Certificated Security or Chattel Paper evidencing an amount in excess of $1,000,000, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2 Maintenance of Insurance.

(a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies as required by Section 6.7 of the Credit Agreement, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent and the other Secured Parties.

(b) All such insurance shall (i) provide or be endorsed to provide that the insurer will endeavor to provide the Administrative Agent with at least ten (10) days prior written notice of cancellation for non-payment of premiums and at least thirty (30) days prior written notice of cancellation for any other reason and (ii) name or be endorsed to name the Administrative Agent as an additional insured party or loss payee.

5.3 Maintenance of Perfected Security Interest; Further Documentation.

(a) Subject to the terms and limitations set forth herein, such Grantor shall maintain the security interests of the Administrative Agent (for the benefit of the Secured Parties) created by this Agreement as perfected security interests having at least the priority described in Section 4.2 and shall defend such security interests against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Upon reasonable request of the Administrative Agent, such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

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(c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, but in any event subject to the terms and limitations set forth herein, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Investment Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC) with respect thereto to the extent required hereunder.

5.4 Changes in Locations, Name, Etc. Such Grantor will not, except upon 15 days’ (or such shorter period as may be agreed to by the Administrative Agent) prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, and (b) if applicable, a written supplement to Schedule 4 showing the relevant new jurisdiction of organization, location of chief executive office or sole place of business, as appropriate:

(i) change its jurisdiction of organization, identification number from the jurisdiction of organization (if any) or the location of its chief executive office or sole place of business, as appropriate, from that referred to in Section 4.3; or

(ii) change its name.

5.5 Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of any Lien (other than Liens permitted under Section 7.3 of the Credit Agreement) on any of the Collateral.

5.6 Instruments; Investment Property.

(a) Upon the request of the Administrative Agent, such Grantor will (i) promptly deliver to the Administrative Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Instruments, Documents, Chattel Paper and certificated securities with respect to any Investment Property held by such Grantor, all letters of credit of such Grantor, and all other Rights to Payment held by such Grantor at any time evidenced by promissory notes, trade acceptances or other instruments, and (ii) provide such notice, obtain such acknowledgments and take all such other action, with respect to any Chattel Paper, Documents and Letter-of-Credit Rights held by such Grantor, as the Administrative Agent shall reasonably specify.

(b) If such Grantor shall become entitled to receive or shall receive any certificate (including any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Pledged Collateral, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Parties, hold the same in trust for the Administrative Agent and the other Secured Parties and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative

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Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations; provided that in no event shall this Section 5.6(b) apply to any Excluded Assets. Unless otherwise permitted by the Credit Agreement, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of such Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, hold such money or property in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations; provided, that in no event shall any Excluded Assets be required to be pledged hereunder.

(c) In the case of any Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Capital Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) and (b) with respect to the Pledged Collateral issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Capital Stock issued by it.

5.7 Securities Accounts; Deposit Accounts.

(a) With respect to any Securities Account (other than any Excluded Account), such Grantor shall cause any applicable securities intermediary maintaining such Securities Account to show on its books that the Administrative Agent is the entitlement holder with respect to such Securities Account, and, if requested by the Administrative Agent, cause such securities intermediary to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to such Securities Account pursuant to which such securities intermediary shall agree to comply with the Administrative Agent’s “entitlement orders” without further consent by such Grantor, as requested by the Administrative Agent; and

(b) with respect to any Deposit Account (other than any Excluded Account), such Grantor shall enter into and shall cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Administrative Agent shall be granted “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account.

(c) The Administrative Agent agrees that it will only communicate “entitlement orders” with respect to the Deposit Accounts and Securities Accounts (other than Excluded Accounts) of the Grantors after the occurrence and during the continuance of an Event of Default.

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(d) Such Grantor shall give the Administrative Agent prompt notice of the establishment of any new Deposit Account and of any new Securities Account established by such Grantor with respect to any Investment Property held by such Grantor.

5.8 Intellectual Property.

(a) Upon the request of the Administrative Agent, in order to facilitate filings with the USPTO and the USCRO, each Grantor shall execute and deliver to the Administrative Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to further evidence the Administrative Agent’s Lien on such Grantor’s Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby.

(b) Each Grantor shall have the duty, with respect to Intellectual Property that is (1) in such Grantor’s reasonable business judgment, necessary in the conduct of such Grantor’s business or (2) a part of the Required Library, to protect and diligently enforce and defend at such Grantor’s expense its Intellectual Property, including (A) to diligently enforce and defend, including promptly suing for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, and filing for opposition, interference, and cancellation against conflicting Intellectual Property rights of any Person, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks filed by such Grantor and pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents filed by such Grantor and pending as of the date hereof or hereafter until the termination of this Agreement, (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor’s Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including paying all maintenance fees and filing of applications for renewal, affidavits of use, and affidavits of noncontestability, and (E) to require all employees, consultants, and contractors of each Grantor who were involved in the creation or development of such Intellectual Property to sign agreements containing assignment of Intellectual Property rights and obligations of confidentiality. Each Grantor further agrees not to abandon any Intellectual Property or Intellectual Property License that (I) in such Grantor’s reasonable business judgment, is necessary in the conduct of such Grantor’s business, or (II) is part of the Required Library without the prior written consent of the Administrative Agent. Each Grantor hereby agrees to take the steps described in this Section 5.8(b) with respect to all new or acquired Intellectual Property to which it or any of its Subsidiaries is now or later becomes entitled that is part of the Required Library, or is necessary in the conduct of such Grantor’s business.

(c) Grantors acknowledge and agree that the Secured Parties shall have no duties with respect to any Intellectual Property or Intellectual Property Licenses of any Grantor, except as otherwise set forth in this Agreement. Without limiting the generality of this Section 5.8(c), Grantors acknowledge and agree that none of the Secured Parties shall be under any obligation to take any steps necessary to preserve rights in the Collateral consisting of Intellectual Property or Intellectual Property Licenses against any other Person, but the Administrative Agent on behalf of the Secured Parties may do so at its option, and shall do so at the instruction of the Required Lenders, from and after the occurrence and during the continuance of an Event of Default, and all out-of-pocket expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Borrower’s accounts with the Administrative Agent.

(d) Each Grantor shall promptly file an application with the USCRO for any Copyright that has not been registered with the USCRO if such Copyright is part of the Required Library or in such Grantor’s reasonable business judgment is necessary in connection with the conduct of such Grantor’s business. Any expenses incurred in connection with the foregoing shall be borne by the Grantors.

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(e) On each date of the delivery of an IP Reporting Certificate in respect of a fiscal quarter pursuant to Section 6.2 of the Credit Agreement and as a part thereof, each Grantor shall deliver to the Administrative Agent a list in form satisfactory to the Administrative Agent, certified by an officer of such Grantor, identifying the Copyrights, whether created or acquired before, on, or after the Closing Date, comprising the Required Library (including any supporting documentation reasonably requested by the Administrative Agent relating to the determination of the composition of the Required Library). No more than fifteen (15) Business Days following each such date of delivery, each Grantor shall file applications and take any and all other actions necessary to register or record a transfer of ownership, as applicable, to such Grantor on an expedited basis (if expedited processing is available in accordance with the applicable regulations and procedures of the USCRO and any similar office of any other jurisdiction in which Copyrights are used) each such Copyright comprising the Required Library which on the applicable date of delivery is not already the subject of a valid registration or an application therefor with the USCRO (or any similar office of any other jurisdiction in which Copyrights are used) identifying such Grantor as the sole claimant thereof in a manner sufficient to claim in the public record (or as a co-claimant thereof, if such is the case) such Grantor’s ownership or co-ownership thereof. The applicable Grantor shall promptly notify the Administrative Agent of the registration of or recordation of transfer of ownership, as applicable, to such Grantor of such Copyrights and, upon the Administrative Agent’s request, cause to be prepared, executed, and delivered to the Administrative Agent, with sufficient time to permit the Administrative Agent to record no later than ten (10) days following the date of registration of or recordation of transfer of ownership, as applicable, to the applicable Grantor of such Copyrights, (1) a Copyright Security Agreement or supplemental schedules to the Copyright Security Agreement reflecting the security interest of the Administrative Agent in such Copyrights, which supplemental schedules shall be in form and content suitable for recordation with the USCRO (or any similar office of any other jurisdiction in which Copyrights are used) and (2) any other documentation as the Administrative Agent reasonably deems necessary and requests in order to perfect and continue perfected the Administrative Agent’s Liens on such Copyrights following such recordation. Anything to the contrary contained herein notwithstanding, no Grantor shall be required to take any action under this Section 5.8(e) with respect to any release or new version of software that constitutes solely a Minor Release.

(f) On each date on which an IP Reporting Certificate is delivered by Holdings and Borrower pursuant to Section 6.2 of the Credit Agreement, each Grantor shall provide the Administrative Agent with a written report of all new Patents, Trademarks or Intellectual Property Licenses that (A) are registered or the subject of pending applications for registrations or (B) constitutes a part of the Required Library or that is incorporated into any software programs that are part of the Required Library, in each case, which were acquired, registered, or for which applications for registration were filed by any Grantor during the prior period and any statement of use or amendment to allege use with respect to intent-to-use trademark applications. In the case of such registrations or applications therefor, which were acquired by any Grantor, each such Grantor shall file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Intellectual Property. In each of the foregoing cases, the applicable Grantor hereby authorizes the Administrative Agent to affix the Schedules to the IP Reporting Certificate as supplemental schedules to the applicable Loan Documents to identify such Patent and Trademark registrations and applications therefor (with the exception of Trademark applications filed on an intent-to-use basis for which no statement of use or amendment to allege use has been filed) and Intellectual Property Licenses as being subject to the security interests created thereunder;

(g) Subject to Section 5.8(h) below, in no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Copyright with the USCRO or any similar office or agency in another country without giving the Administrative Agent written notice thereof at least ten (10) days prior to such filing and complying with Section 5.8(a). Upon receipt from the USCRO of notice of registration of any Copyright, each Grantor

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shall promptly (but in no event later than ten (10) days following such receipt) notify (but without duplication of any notice required by Section 5.8(g) or Section 5.8(h)) the Administrative Agent of such registration by delivering, or causing to be delivered, to the Administrative Agent, documentation sufficient for the Administrative Agent to perfect the Administrative Agent’s Liens on such Copyright. If any Grantor acquires from any Person any Copyright registered with the USCRO or an application to register any Copyright with the USCRO, such Grantor shall promptly (but in no event later than ten (10) days following such acquisition) notify the Administrative Agent of such acquisition and deliver, or cause to be delivered, to the Administrative Agent, documentation sufficient for the Administrative Agent to perfect the Administrative Agent’s Liens on such Copyright. In the case of such Copyright registrations or applications therefor which were acquired by any Grantor, each such Grantor shall promptly (but in no event later than ten (10) days following such acquisition) file the necessary documents with the appropriate Governmental Authority identifying the applicable Grantor as the owner (or as a co-owner thereof, if such is the case) of such Copyrights;

(h) So long as no Event of Default has occurred and is continuing, the Grantors shall not be subject to the requirements of Section 5.8(g) with respect to any applications for registration of Copyrights or registrations of Copyrights, in each case with respect to Copyrights that would not be included in the Required Library; provided, however, that each Grantor shall (y) notify the Administrative Agent of any such applications for registration of Copyrights or registrations of Copyrights and (z) deliver, or cause to be delivered, to the Administrative Agent, documentation sufficient for the Administrative Agent to perfect the Administrative Agent’s Liens on such Copyrights on the next date on which an IP Reporting Certificate is delivered by Holdings and Borrower pursuant to Section 6.2 of the Credit Agreement.

(i) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent a complete and correct list of all Intellectual Property Licenses that are material to the business of such Grantor or that are incorporated into any technology of any of the Grantors.

(j) Each Grantor shall take reasonable steps to maintain the confidentiality of the Intellectual Property that is a part of the Required Library or is necessary in the conduct of such Grantor’s business, including, as applicable: (A) protecting the secrecy and confidentiality of its confidential information and trade secrets by having and enforcing a policy requiring all current employees, consultants, licensees, vendors and contractors with access to such information to execute appropriate confidentiality agreements; (B) taking actions reasonably necessary to ensure that no trade secret falls into the public domain; and (C) protecting the secrecy and confidentiality of the source code of all software programs and applications of which it is the owner or licensee by having and enforcing a policy requiring any licensees (or sublicensees) of such source code to enter into license agreements with commercially reasonable use and non-disclosure restrictions.

(k) No Grantor shall incorporate into any of the Required Library that is licensed or distributed by any Grantor any third-party code that is licensed pursuant to any open source license such as the GNU Public License, Lesser GNU Public License, or Mozilla Public License, in a manner that would require or condition the use or distribution of such software on, the disclosing, licensing, or distribution of any source code for any portion of the Required Library that is licensed or distributed by any Grantor.

(l) No Grantor shall enter into any Intellectual Property License to receive any license or rights in any Intellectual Property of any other Person unless such Grantor has used commercially reasonable efforts to permit the assignment of or grant of a security interest in such Intellectual Property License (and all rights of Grantor thereunder) to the Administrative Agent (and any transferees of the Administrative Agent).

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(m) Each Grantor shall deposit with the escrow agent designated under the Source Code Escrow Agreement the source code for each version or versions of each item of software programs of such Grantor constituting the Required Library (other than Minor Releases) and any updates thereto, together with any certificates or information as required under the Source Code Escrow Agreement on or before the 20th Business Day following the date of the delivery of an IP Reporting Certificate in respect of a fiscal quarter pursuant to Section 6.2 of the Credit Agreement and in accordance with all other terms and conditions of the Source Code Escrow Agreement. If an escrow agent terminates the Source Code Escrow Agreement for any reason (“Source Code Escrow Termination”), the Grantors shall promptly (but in no event later than thirty (30) days following such Source Code Escrow Termination (or such later time as may be agreed upon in writing by the Administrative Agent)) (A) enter into a new Source Code Escrow Agreement with an escrow agent reasonably satisfactory to the Administrative Agent and (B) deposit with such escrow agent all materials that were required to be deposited with the escrow agent that terminated the applicable Source Code Escrow Agreement, including the source code for each version or versions of each item of software programs of each Grantor constituting the Required Library (other than Minor Releases).

(n) Each Grantor shall ensure that each of the representations and warranties contained in Sections 4.9(b)(i)(C) and 4.9(g) remain true and correct at all times.

5.9 Receivables. Other than in the ordinary course of business consistent with its past practice, such Grantor will not (a) grant any extension of the time of payment of any Receivable, (b) compromise or settle any Receivable for less than the full amount thereof, (c) release, wholly or partially, any Person liable for the payment of any Receivable, (d) allow any credit or discount whatsoever on any Receivable or (e) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

5.10 Defense of Collateral. Grantors will use commercially reasonable efforts to appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, the Administrative Agent’s right or interest in, any material portion of the Collateral.

5.11 Preservation of Collateral. Grantors will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

5.12 Compliance with Laws, Etc. Such Grantor will comply in all material respects with all laws, regulations and ordinances applicable to it, and all relevant policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

5.13 Location of Books and Chief Executive Office. Such Grantor will: (a) keep all Books pertaining to the Rights to Payment of such Grantor at the locations set forth in Schedule 4; and (b) give at least 15 days’ prior written notice (or such shorter period as the Administrative Agent shall agree in its sole discretion) to the Administrative Agent of any changes in any location where Books pertaining to the Rights to Payment of such Grantor are kept.

5.14 Location of Collateral. Such Grantor will: (a) keep the Collateral held by such Grantor at the locations set forth in Schedule 5 or at such other locations as may be disclosed in writing to the Administrative Agent pursuant to clause (b) and will not remove any such Collateral from such locations (other than in connection with sales of Inventory in the ordinary course of such Grantor’s business, the movement of Collateral as part of such Grantor’s supply chain and in the ordinary course of such Grantor’s business, other dispositions permitted by Section 7.5 of the Credit Agreement and movements of Collateral from one disclosed location to another disclosed location within the United States and mobile equipment in the possession of a Grantor’s employees or agents), except upon at least 15 days’ prior written notice (or such shorter period as the Administrative Agent shall agree in its sole discretion) of any removal to the Administrative Agent; and (b) give the Administrative Agent at least 15 days’ prior written notice of any change in the locations set forth in Schedule 5.

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5.15 [Reserved].

5.16 Disposition of Collateral. Such Grantor will not surrender or lose possession of (other than to the Administrative Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral held by such Grantor or any right or interest therein, except to the extent permitted by the Loan Documents.

5.17 Liens. Such Grantor will keep the Collateral held by such Grantor free of all Liens except Liens permitted under Section 7.3 of the Credit Agreement.

5.18 Expenses. Such Grantor will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral held by such Grantor, to the extent the failure to pay any such expenses could reasonably be expected to materially and adversely affect the value of the Collateral.

5.19 Leased Premises; Collateral Held by Warehouseman, Bailee, Etc. With respect to each location where in excess of $1,000,000 of Collateral is stored or located, at the Administrative Agent’s request, such Grantor will use commercially reasonable efforts to obtain from each Person from whom such Grantor leases any premises, and from each other Person at whose premises any Collateral held by such Grantor is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as the Administrative Agent may require, in form and substance satisfactory to the Administrative Agent.

5.20 Chattel Paper. Such Grantor will not create any Chattel Paper without placing a legend on such Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper. Such Grantor will give the Administrative Agent prompt notice if such Grantor at any time holds or acquires an interest in any Chattel Paper evidencing an amount in excess of $1,000,000, including any Electronic Chattel Paper and shall comply, in all respects, with the provisions of Section 5.1 hereof.

5.21 Commercial Tort Claims. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Commercial Tort Claim with a potential value in excess of $1,000,000.

5.22 Letter-of-Credit Rights. Such Grantor will give the Administrative Agent prompt notice if such Grantor shall at any time hold or acquire any Letter-of-Credit Rights with a potential value in excess of $1,000,000.

5.23 Shareholder Agreements and Other Agreements.

(a) Such Grantor shall comply in all material respects with all of its obligations under any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding relating to any Pledged Collateral (collectively, the “Pledged Collateral Agreements”) to which it is a party and shall enforce all of its rights thereunder, except, with respect to any such Pledged Collateral Agreement relating to any Pledged Collateral issued by a Person other than a Subsidiary of a Grantor, to the extent the failure to enforce any such rights could reasonably be expected to materially and adversely affect the value of the Pledged Collateral to which any such Pledged Collateral Agreement relates.

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(b) Such Grantor agrees that no Pledged Stock of a Subsidiary of such Grantor (i) shall be dealt in or traded on any securities exchange or in any securities market, (ii) shall constitute an investment company security, or (iii) shall be held by such Grantor in a Securities Account.

(c) Subject to the terms and conditions of the Credit Agreement, including Sections 7.3 and 7.5 thereof, such Grantor shall not vote to enable or take any other action to: (i) amend or terminate, or waive compliance with any of the terms of, any such Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents in any way that materially and adversely affects the validity, perfection or priority of the Administrative Agent’s security interest therein.

SECTION 6.    REMEDIAL PROVISIONS

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement until the Discharge of Obligations:

6.1 Certain Matters Relating to Receivables.

(a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account over which the Administrative Agent has control, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor. If required by the Administrative Agent, after the occurrence and during the continuance of an Event of Default, each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; Grantors Remain Liable.

(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b) Upon the request of the Administrative Agent, at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.

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Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Investment Property.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given written notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Collateral and all payments made in respect of the Pledged Notes to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property of such Grantor; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable discretion, would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right (A) to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property (including the Pledged Collateral) of any or all of the Grantors and make application thereof to the Secured Obligations in the order set forth in Section 6.5, and (B) to exchange uncertificated Pledged Collateral for certificated Pledged Collateral and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement (in each case to the extent such exchanges are permitted under the applicable Pledged Collateral Agreements or otherwise agreed upon by the Issuer of such Pledged Collateral), and (ii) any and all of such Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of any such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral or Pledged Notes pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without

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any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral or, as applicable, the Pledged Notes directly to the Administrative Agent.

(d) If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the other Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks, Cash Equivalents and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account over which it maintains control, within the meaning of the UCC. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Parties) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in accordance with Section 8.3 of the Credit Agreement.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select which are reasonably convenient to Administrative Agent and such Grantor, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, in accordance with the provisions of Section 6.5, only after deducting all reasonable documented out-of-pocket costs and

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expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable documented out-of-pocket attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as is contemplated by Section 8.3 of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the UCC, but only to the extent of the surplus, if any, owing to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by any of them of any rights hereunder, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Secured Party or their respective agents or resulting from a claim brought by any Grantor against Administrative Agent of any other Secured Party for breach in bad faith of such party’s obligations hereunder, if such Grantor has obtained a final and nonappealable judgment in its favor as determined by a court of competent jurisdiction. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights.

(a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Subject to its compliance with state securities laws applicable to private sales. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

Guarantee & Collateral Agreement	28

(c) Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any applicable Requirement of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Intellectual Property License. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Section 6 after the occurrence and during the continuance of an Event of Default and at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, an irrevocable, non-exclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by the Grantors.

6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 7.    THE ADMINISTRATIVE AGENT

Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that:

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor (except as otherwise explicitly provided herein or required by law), without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

Guarantee & Collateral Agreement	29

(ii) in the case of any Intellectual Property in which Grantor has any right, title or interest, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark owned by such Grantor (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein and such failure results in an Event of Default that is then continuing, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

Guarantee & Collateral Agreement	30

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or resulting from a claim brought by any Grantor against Administrative Agent and the other Secured Parties for breach in bad faith of such party’s obligations hereunder, if such Grantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

7.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.     MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default, as applicable. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right,

Guarantee & Collateral Agreement	31

power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification.

(a) Each Guarantor agrees to pay or reimburse the Administrative Agent and each other Secured Party for all its reasonable and documented out-of-pocket costs and expenses incurred in collecting against such Guarantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable and documented out-of-pocket fees and disbursements of counsel.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and each other Secured Party harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to the Credit Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Secured Obligations and any other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their respective successors and assigns permitted pursuant to Section 10.6 of the Credit Agreement; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6 Set Off. Each Grantor hereby irrevocably authorizes the Administrative Agent and each other Secured Party and any Affiliate thereof at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party or such Affiliate to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the Secured Obligations and liabilities of such Grantor to the Administrative Agent or such Secured Party hereunder and under the other Loan Documents and claims of every nature and description of the Administrative Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or

Guarantee & Collateral Agreement	32

unmatured. The rights of the Administrative Agent and each other Secured Party under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Administrative Agent or such other Secured Party may have.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile and/or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Southern District of the State of New York in the Borough of Manhattan, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

Guarantee & Collateral Agreement	33

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Secured Parties or among the Grantors and any of the Secured Parties.

8.14 Additional Grantors. Each Subsidiary of a Grantor that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15 Releases.

(a) Upon the Discharge of Obligations, the Collateral shall be released from the Liens in favor of the Administrative Agent and the other Secured Parties created hereby, this Agreement shall terminate with respect to the Administrative Agent and the other Secured Parties, and all obligations (other than those expressly stated to survive such termination) of each Grantor to the Administrative Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Grantor following any such termination, the Administrative Agent shall deliver such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by Section 7 of the Credit Agreement, then the Liens on such Collateral created hereunder shall be deemed automatically terminated and the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral, as applicable. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Grantor in a transaction permitted by Section 7 of the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten days, or such shorter period as the Administrative Agent may agree, prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with terms and provisions of the Credit Agreement and the other Loan Documents.

8.16 WAIVER OF JURY TRIAL. EACH GRANTOR AND THE ADMINISTRATIVE AGENT EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

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Guarantee & Collateral Agreement	34

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

MONOTYPE IMAGING INC.

By:	/s/ Douglas J. Shaw

Name:	Douglas J. Shaw

Title:	President & CEO

MONOTYPE IMAGING HOLDINGS INC.

By:	/s/ Douglas J. Shaw

Name:	Douglas J. Shaw

Title:	President & CEO

MYFONTS INC.

By:	/s/ Douglas J. Shaw

Name:	Douglas J. Shaw

Title:	President & CEO

IMAGING HOLDINGS CORP.

By:	/s/ Douglas J. Shaw

Name:	Douglas J. Shaw

Title:	President & CEO

Signature Page 1 to Guarantee and Collateral Agreement

Guarantee & Collateral Agreement

MONOTYPE ITC INC.

By:	/s/ Douglas J. Shaw

Name:	Douglas J. Shaw

Title:	President & CEO

SWYFT MEDIA INC.

By:	/s/ Douglas J. Shaw

Name:	Douglas J. Shaw

Title:	President & CEO

Signature Page to Guarantee and Collateral Agreement

Guarantee & Collateral Agreement

ADMINISTRATIVE AGENT:

SILICON VALLEY BANK

By:	/s/ Michael Shuhy

Name:	Michael Shuhy

Title:	Director

Signature Page 2 to Guarantee and Collateral Agreement

Guarantee & Collateral Agreement

SCHEDULE 1

NOTICE ADDRESSES OF GUARANTORS

Guarantor	Notice Address

Schedule 1

Guarantee & Collateral Agreement

SCHEDULE 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Stock:

Grantor	Issuer	Class of Capital Stock	Certificate No.	No. of Shares / Units

Pledged Notes:

Grantor	Issuer	Date of Issuance	Payee	Principal Amount

Securities Accounts:

Grantor	Securities Intermediary	Address	Account Number(s)

Commodity Accounts:

Grantor	Commodities Intermediary	Address	Account Number(s)

Deposit Accounts:

Grantor	Depositary Bank	Address	Account Number(s)

Schedule 2

Guarantee & Collateral Agreement

SCHEDULE 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

1.	UCC Financing Statement naming Monotype Imaging Inc., as “debtor” and the Administrative Agent as “secured party” to be filed with the Secretary of State of the State of Delaware.

2.	UCC Financing Statement naming Monotype Imaging Holdings Inc., as “debtor” and the Administrative Agent as “secured party” to be filed with the Secretary of State of the State of Delaware.

3.	UCC Financing Statement naming Imaging Holdings Corp. as “debtor” and the Administrative Agent as “secured party” to be filed with the Secretary of State of the State of Delaware.

4.	UCC Financing Statement naming MyFonts Inc. as “debtor” and the Administrative Agent as “secured party” to be filed with the Secretary of State of the State of Delaware.

5.	UCC Financing Statement naming Swyft Media Inc. as “debtor” and the Administrative Agent as “secured party” to be filed with the Secretary of State of the State of Delaware.

6.	UCC Financing Statement naming Monotype ITC Inc. as “debtor” and the Administrative Agent as “secured party” to be filed with the Secretary of State of the State of Delaware.

7.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of Delaware for the purpose of terminating UCC-1 Financing Statement No. 20121394552 filed by Wells Fargo Capital Finance, LLC, as Agent, against MyFonts Inc.

8.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of Delaware for the purpose of terminating UCC-1 Financing Statement No. 20112701004 filed by Wells Fargo Capital Finance, LLC, as Agent, against Imaging Holdings Corp.

9.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of New York for the purpose of terminating UCC-1 Financing Statement No. 201107140378576 filed by Wells Fargo Capital Finance, LLC, as Agent, against Monotype ITC Inc.

10.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of Delaware for the purpose of terminating UCC-1 Financing Statement No. 20112701038 filed by Wells Fargo Capital Finance, LLC, as Agent, against Monotype Imaging Inc.

11.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of Delaware for the purpose of terminating UCC-1 Financing Statement No. 20112701046 filed by Wells Fargo Capital Finance, LLC, as Agent, against Monotype Imaging Inc.

12.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of Delaware for the purpose of terminating UCC-1 Financing Statement No. 20121394552 filed by Wells Fargo Capital Finance, LLC, as Agent, against MyFonts Inc.

Schedule 3

Guarantee & Collateral Agreement

13.	UCC-3 Termination Statement to be filed with the Secretary of State of the State of Delaware for the purpose of terminating UCC-1 Financing Statement No. 2015095397 filed by Wells Fargo Capital Finance, LLC, as Agent, against Swyft Media Inc.

Copyright, Patent and Trademark Filings

[                    ]

Other Actions

[                    ]

Schedule 3

Guarantee & Collateral Agreement

SCHEDULE 4

LOCATION OF JURISDICTION OF ORGANIZATION,

CHIEF EXECUTIVE OFFICE AND LOCATION OF BOOKS

Grantor	Jurisdiction of Organization	Organizational Identification Number	Location of Chief Executive Office	Location of Books

Schedule 4

Guarantee & Collateral Agreement

SCHEDULE 5

LOCATIONS OF EQUIPMENT AND INVENTORY

Grantor	Address Location

Schedule 5

Guarantee & Collateral Agreement

SCHEDULE 6(A)

RIGHTS OF THE GRANTORS RELATING TO COPYRIGHTS

Issued Copyrights of [NAME OF GRANTOR]

Jurisdiction	Patent No.	Issue Date	Inventor	Title

Pending Copyright Applications of [NAME OF GRANTOR]

Jurisdiction	Serial No.	Filing Date	Inventor	Title

Schedule 6(A)

Guarantee & Collateral Agreement

SCHEDULE 6(B)

RIGHTS OF THE GRANTORS RELATING TO LICENSED INTELLECTUAL PROPERTY

Issued Patents and Pending Patent Applications Licensed to [NAME OF GRANTOR]

[                    ]

Issued Copyrights and Pending Copyright Applications Licensed to [NAME OF GRANTOR]

[                    ]

Issued Trademarks and Pending Trademark Applications Licensed to [NAME OF GRANTOR]

[                    ]

Schedule 6(B)

Guarantee & Collateral Agreement

SCHEDULE 6(C)

RIGHTS OF THE GRANTORS RELATING TO PATENTS

Registered Patents of [NAME OF GRANTOR]

Jurisdiction	Registration No.	Registration Date	Work of Authorship

Pending Patent Applications of [NAME OF GRANTOR]

Jurisdiction	Application No.	Application Date	Work of Authorship

Schedule 6(C)

Guarantee & Collateral Agreement

SCHEDULE 6(D)

RIGHTS OF THE GRANTORS RELATING TO TRADEMARKS

Registered Trademarks of [NAME OF GRANTOR]

Jurisdiction	Registration No.	Registration Date	Work of Authorship

Pending Trademark Applications of [NAME OF GRANTOR]

Jurisdiction	Application No.	Application Date	Work of Authorship

Schedule 6(D)

Guarantee & Collateral Agreement

SCHEDULE 6(D)

OTHER TRADEMARK APPLICATIONS

Pending Trademark Applications of [NAME OF GRANTOR]

Jurisdiction	Registration No.	Registration Date	Work of Authorship

Schedule 6(D)

Guarantee & Collateral Agreement

SCHEDULE 7

LETTER OF CREDIT RIGHTS

Schedule 7

Guarantee & Collateral Agreement

SCHEDULE 8

COMMERCIAL TORT CLAIMS

Schedule 8

Guarantee & Collateral Agreement

ANNEX 1 TO

GUARANTEE AND COLLATERAL AGREEMENT

FORM OF

ASSUMPTION AGREEMENT

This ASSUMPTION AGREEMENT, dated as of [                ], is executed and delivered by [                                ] (the “Additional Grantor”), in favor of SILICON VALLEY BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of September 15, 2015 (as amended, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), among Monotype Imaging Inc., a Delaware corporation (“Borrower”), Monotype Imaging Holdings Inc., a Delaware corporation (“Holdings”), the Lenders party thereto and the Administrative Agent. All capitalized terms not defined herein shall have the respective meanings ascribed to such terms in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain of their Affiliates (other than the Additional Grantor) have entered into that certain Guarantee and Collateral Agreement, dated as of September 15, 2015, in favor of the Administrative Agent for the benefit of the Secured Parties defined therein (the “Guarantee and Collateral Agreement”);

WHEREAS, the Borrower is required, pursuant to Section 6.12 of the Credit Agreement to cause the Additional Grantor to become a party to the Guarantee and Collateral Agreement in order to grant in favor of the Administrative Agent (for the ratable benefit of the Lenders) the Liens and security interests therein specified and provide its guarantee of the Obligations as therein contemplated; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, (a) hereby becomes a party to the Guarantee and Collateral Agreement as both a “Grantor” and a “Guarantor” thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder, and (b) hereby grants to the Administrative Agent, for the benefit of the Secured Parties, as security for the Secured Obligations, a security interest in all of the Additional Grantor’s right, title and interest in any and to all Collateral of the Additional Grantor, in each case whether now owned or hereafter acquired or in which the Additional Grantor now has or hereafter acquires an interest and wherever the same may be located, but subject in all respects to the terms, conditions and exclusions set forth in the Guarantee and Collateral Agreement. The information set forth in Schedule 1 hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement (x) that is qualified by materiality is true and correct, and (y) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty was true and correct in all material respects as of such earlier date).

Annex 1

Guarantee & Collateral Agreement

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3. Loan Document. This Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1

Guarantee & Collateral Agreement

Schedule to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Supplement to Schedule 8

Annex 1

Guarantee & Collateral Agreement

ANNEX 2 TO

GUARANTEE AND COLLATERAL AGREEMENT

FORM OF

PLEDGE SUPPLEMENT

To:	Silicon Valley Bank, as Administrative Agent

Re:	Monotype Imaging Inc. [Borrower]

Date:

Ladies and Gentlemen:

This Pledge Supplement (this “Pledge Supplement”) is made and delivered pursuant to Section 3.3(g) of that certain Guarantee and Collateral Agreement, dated as of September 15, 2015 (as amended, modified, renewed or extended from time to time, the “Guarantee and Collateral Agreement”), among each Grantor party thereto (each a “Grantor” and collectively, the “Grantors”), and Silicon Valley Bank (the “Administrative Agent”). All capitalized terms used in this Pledge Supplement and not otherwise defined herein shall have the meanings assigned to them in either the Guarantee and Collateral Agreement or the Credit Agreement (as defined in the Guarantee and Collateral Agreement), as the context may require.

The undersigned,                                  [insert name of Grantor], a                                  [corporation, partnership, limited liability company, etc.], confirms and agrees that all Pledged Collateral of the undersigned, including the property described on the supplemental schedule attached hereto, shall be and become part of the Pledged Collateral and shall secure all Secured Obligations.

Schedule 2 to the Guarantee and Collateral Agreement is hereby amended by adding to such Schedule 2 the information set forth in the supplement attached hereto.

This Pledge Supplement shall constitute a Loan Document under the Credit Agreement.

THIS PLEDGE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has executed this Pledge Supplement, as of the date first above written.

[NAME OF APPLICABLE GRANTOR]

By:

Name:

Title:

Annex 2

Guarantee & Collateral Agreement

SUPPLEMENT TO ANNEX 2

TO THE SECURITY AGREEMENT

Name of Subsidiary	Number of Units/Shares Owned	Certificate(s) Numbers	Date Issued	Class or Type of Units or Shares	Percentage of Subsidiary’s Total Equity Interests Owned

Annex 2

Guarantee & Collateral Agreement